Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

KNOT Offshore Partners LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common units representing limited partner interests	—	—	$—	$—	—	$—	—	—	—	—
Fees to be Paid	Equity	Other classes of units representing limited partner interests	—	—	$—	$—	—	$—	—	—	—	—
Fees to be Paid	Other	Options	—	—	$—	$—	—	$—	—	—	—	—
Fees to be Paid	Other	Warrants	—	—	$—	$—	—	$—	—	—	—	—
Fees to be Paid	Other	Rights	—	—	$—	$—	—	$—	—	—	—	—
Fees to be Paid	Debt	Debt Securities	—	—	$—	$—	—	$—	—	—	—	—
Fees to be Paid	Unallocated (Universal) Primary Shelf	Unallocated (Universal) Primary Shelf	457(o)	—	$—	$250,000,000	0.0001102	$27,550	—	—	—	—
Fees to be Paid	Equity (Selling Unitholder)	Common units representing limited partner interests	457(c)	9,920,267(3)	$5.365(4)(5)	$53,222,233(5)	0.0001102	$5,866	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	$—	$—	—	$—	—	—	—	—
					Total Offering Amounts			$303,222,233
					Total Fees Previously Paid			$—
					Total Fee Offsets			$33,416
					Net Fee Due			$—

(1)	With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to Section (2)(iii)(b) of Item 9(b) to Form F-3.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). With respect to the primary offering, in no event will the aggregate initial offering price of all securities offered from time to time pursuant to this registration statement exceed $250 million. No separate consideration will be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities, rights, options, warrants or other classes of units representing limited partner interests being registered hereunder.
(3)

Pursuant to Rule 416(a) under the Securities Act, the number of common units being registered on behalf of the selling unitholder shall be adjusted to include any additional common units that may become issuable as a result of any unit distribution, split, combination or similar transaction.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, with respect to the common units to be sold by the selling unitholder listed herein based on the average of the high and low prices of our common units as reported on the New York Stock Exchange on September 1, 2023.
(5)	The proposed maximum offering price per unit will be determined from time to time in connection with, and at the time of, the sale by the selling unitholder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims(1)	KNOT Offshore Partners LP	F-3	333-248518	September 1, 2020	—	$27,550	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(2)	(2)	—
Fee Offset Claims(1)	KNOT Offshore Partners LP	F-3	333-248518	September 1, 2020	—	$5,866	Common Units	Common Units	(2)	(2)	—
Fee Offset Sources(1)	KNOT Offshore Partners LP	F-3	333-248518	—	September 1, 2020	—	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	—	$64,198,683	$8,350(3)
Fee Offset Sources(1)	KNOT Offshore Partners LP	F-3	333-218254	—	May 26, 2017	—	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	—	$323,898,300	$19,200(3)
Fee Offset Sources(1)	KNOT Offshore Partners LP	F-3	333-218254	—	May 26, 2017	—	Common Units	Common Units	8,567,500	$193,197,125	$5,866(3)

(1)	The registrant has terminated or completed any offering that included the unsold securities under each prior registration statement.
(2)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting $33,416 of the fees associated with this registration statement from the filing fee previously paid by the registrant associated with (a) the unsold primary common units, other classes of units, options, warrants, rights and debt securities (“Primary Unsold Securities”) previously registered on KNOT Offshore Partners L.P.’s registration statement on Form F-3 initially filed September 1, 2020 (Registration No. 333-248518) (the “Prior Registration Statement”) and (b) the unsold 8,567,500 secondary common units previously registered on the Prior Registration Statement (the “Secondary Unsold Securities”).
(3)	The sources of the fee offset are (i) the Prior Registration Statement, from which $8,350 of the fees paid are associated with Primary Unsold Securities and (ii) KNOT Offshore Partners LP’s registration statement on Form F-3, initially filed May 26, 2017 (Registration No. 333-218254), from which $37,540 and $22,392 of the fees paid are associated with Primary Unsold Securities and Secondary Unsold Securities, respectively. Approximately $841,317 aggregate offering price of common units and were sold by KNOT Offshore Partners LP under the Prior Registration Statement in October 2021.